Exhibit 5.1

SIDLEY AUSTIN LLP 555 CALIFORNIA STREET SUITE 2000 SAN FRANCISCO, CA 94104 +1 415 772 1200 +1 415 772 7400 AMERICA • ASIA PACIFIC • EUROPE

January 8, 2020

Palo Alto Networks, Inc.

3000 Tannery Way

Santa Clara, California 95054

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Palo Alto Networks, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of 20,945 shares (the “Registered Shares”) of the Company’s common stock, par value $0.0001 per share, issuable or reserved for issuance pursuant to the Aporeto, Inc. 2015 Amended and Restated Stock Option and Grant Plan (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws and resolutions adopted by the board of directors of the Company and a committee of the board of directors of the Company relating to the Registration Statement and the issuance of the Registered Shares pursuant to the Plan. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Palo Alto Networks, Inc.

January 8, 2020

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to the Plan will be validly issued, fully paid and nonassessable when (a) the Registration Statement shall have become effective under the Securities Act, (b) such Registered Share shall have been duly issued and delivered in the manner contemplated by and in accordance with the Plan, and (c) a certificate in due and proper form representing such Registered Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) in accordance with the Plan or, if any such Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) in accordance with the Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

The opinion expressed herein is expressed as of the date hereof and we assume no obligation to advise you of changes in law, fact or other circumstances (or the effect thereof on such opinion) that may come to our attention after such time.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to Sidley Austin LLP included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours /s/ Sidley Austin LLP